UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2012

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into A Material Definitive Agreement

Effective March 26, 2012, BillMyParents, Inc., a Colorado corporation (the “Company”), executed a Warrant Agreement with Robert DeSantis, a member of the Company’s Board of Directors.   The Warrant Agreement grants Mr. DeSantis warrants to purchase up to 10,000,000 shares of common stock at an exercise price of $0.40 per share and having a term of 5 years. The warrants vest monthly over a period of 24 months provided Mr. DeSantis continues to serve on the Board.  The summary of the Warrant Agreement described above is qualified in its entirety by reference to the Warrant Agreement which is filed as an exhibit to this current report.

Item 3.02    Unregistered Sales of Equity Securities

From February 16, 2012 through March 31, 2012, the Company issued to 20 accredited investors a total of 714 shares of our Series B Convertible Preferred Stock (the “Series B Stock”) at a price of $1,000.00 per share, and five year warrants to purchase up to an additional 446,250 shares of our Common Stock at exercise price of $0.60 per share, in exchange for gross proceeds totaling $714,000.00. The summary of the rights, privileges and preferences of the Series B Stock is qualified in its entirety by reference to the Certificate of Designations for the Series B Stock (the “Certificate of Designations”) which is filed as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2012. The Series B Stock is convertible into shares of Company common stock as provided in the Certificate of Designations at a price per share of $0.40, subject adjustments for stock dividends, splits, combinations and similar events as described in the Certificate of Designations.

The investors met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The sales of Series B Preferred Stock and warrants were made in private placements under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The sales of securities were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The total number of outstanding shares of Preferred Stock of the Company as of the date of this current report is 4039, consisting of 3,325 shares of Series A convertible preferred stock (convertible into 1,007,577 shares of common stock) and 714 shares of Series B Preferred Stock (convertible into 1,785,000 shares of common stock).

The information provided in response to Item 1.01 of this report relating to the Warrant Agreement with Robert DeSantis is incorporated by reference into this Item 3.02. Mr. DeSantis met the accredited investor definition of Rule 501 of the Securities Act. The issuance of the Warrant Agreement was made in a private transaction under Section 4(2) of the Securities Act. The issuance was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by Mr. DeSantis in connection with the issuance.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The total number of outstanding shares of common stock of the Company as of the date of this current report is 98,119,842.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.61	Warrant Agreement between Robert DeSantis and BillMyParents, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Jonathan Shultz
Dated: April 4, 2012	By:

Jonathan Shultz, Chief Financial Officer

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